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                         NOTICE OF GUARANTEED DELIVERY

                               OFFER TO EXCHANGE
                              FIRST MORTGAGE BONDS
                      SERIES EEE, 6.65%, DUE JUNE 15, 2006
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                                      FOR
                      ALL OUTSTANDING FIRST MORTGAGE BONDS
                      SERIES EEE, 6.65%, DUE JUNE 15, 2006
                                       OF
                                PSI ENERGY, INC.

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) First Mortgage Bonds,
Series EEE, 6.65%, Due June 15, 2006 (the "Old Bonds") are not immediately available, (ii) Old Bonds, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to LaSalle Bank
National Association (the "Exchange Agent") on or prior to the Expiration Date
(as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of
Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The
Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus dated
October   , 2001 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of PSI Energy, Inc., an Indiana corporation
(the "Company").

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                       LASALLE BANK NATIONAL ASSOCIATION

                         BY HAND OR OVERNIGHT DELIVERY:

                       LaSalle Bank National Association
                            135 South LaSalle Street
                                   Suite 1960
                            Chicago, Illinois 60603
                           Attention: Corporate Trust
                                 Administration

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)

                                 (312) 904-2236

                            TO CONFIRM BY TELEPHONE
                            OR FOR INFORMATION CALL:

                                 (312) 904-5619

                        BY REGISTERED OR CERTIFIED MAIL:

                       LaSalle Bank National Association
                            135 South LaSalle Street
                                   Suite 1960
                            Chicago, Illinois 60603
                           Attention: Corporate Trust
                                   Department
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A
FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER
OF TRANSMITTAL.

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities
Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange
Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Bonds, in proper form for transfer, or confirmation of the book-entry transfer of such Old Bonds to the Exchange Agent's account at The
Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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

Name of Firm:
                                                       (Authorized Signature)

Address:                                               Title:
                                                       Name:
                                      (Zip Code)                    (Please type or print)

Area Code and Telephone Number:                        Date:

NOTE: DO NOT SEND OLD BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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